UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2008

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00203	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

Advanced Alternative Energy, Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by World Energy Solutions, Inc., in a tax-free stock-for-stock exchange. World Energy Solutions, Inc. issued 100,000 unregistered shares of Series C Convertible Preferred Stock to UTEK Corporation in exchange for the issued and outstanding shares of Advanced Alternative Energy, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Advanced Alternative Energy, Inc. contains a worldwide exclusive license to a device that can separate water into its component elements of hydrogen and oxygen. Thin metal oxide films have been developed in the laboratory at Florida State University for the purpose of improving the efficiency of water electrolysis. The films have demonstrated the ability to generate both hydrogen and oxygen near their thermodynamic limits, thus potentially allowing for efficiencies above 99%.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer